Intrawest Reports Fiscal 2017 Third Quarter Results

Denver, Colorado, May 4, 2017 - Intrawest Resorts Holdings, Inc. (NYSE: SNOW), a leading North American mountain resort and adventure company, today reported results for the three and nine months ended March 31, 2017.
Third Quarter Highlights

•	Net income attributable to Intrawest Resorts Holdings, Inc. was $156.3 million compared to $174.5 million in the third quarter of fiscal 2016.

•	Excluding the $40.5 million gain on the sale of Intrawest Resort Club Group (“IRCG”) in the prior year period, net income attributable to Intrawest Resorts Holdings, Inc. improved by $22.3 million.

•	Adjusted EBITDA grew 9.7% to $177.0 million from $161.3 million in the prior year period.

•	Total segment revenue increased 6.1% to $333.4 million from $314.2 million in the prior year period.

“Third quarter results reflect our continued focus on growing pre-committed revenue streams, increases in yields, our ability to manage costs, and the impact of our growth capital investments,” stated Tom Marano, Chief Executive Officer. “I want to thank all of our guests and our employees for another outstanding ski season.”

Three Months Ended March 31, 2017

Below are the Company’s results for the three months ended March 31, 2017 as compared to the prior year period:

Consolidated Results

•	Consolidated revenue increased by $19.2 million, or 6.1%, to $334.9 million, primarily driven by a $14.8 million increase in Mountain revenue.

•
Net income attributable to Intrawest Resorts Holdings, Inc. decreased by $18.2 million, or 10.4%, to $156.3 million, or $3.80 per diluted share. This decrease was primarily attributable to a $40.5 million gain on the sale of Intrawest Resort Club Group (“IRCG”) recognized in the prior year period, partially offset by the increase in Mountain revenue in the current period.

•	Total Adjusted EBITDA improved by $15.7 million, or 9.7%, to $177.0 million. The increase was largely driven by the Mountain Segment due to increased yields and Skier Visits.

Mountain Segment

•
Mountain revenue increased by $14.8 million, or 5.8%, to $270.1 million, primarily due to increases across all of our major lines of revenue driven by yield improvements across our resorts and increased skier visits in the East with the return to historical average conditions.

•	Skier Visits increased 2.5%, ETP increased 3.5%, and Revenue per Visit increased 3.2%.

•
Mountain Adjusted EBITDA improved by $11.7 million, or 8.5%, to $148.4 million, primarily due to a $14.8 million increase in Mountain revenue, partially offset by a $3.1 million increase in Mountain operating expenses primarily related to variable costs associated with higher visitation volume.

Adventure Segment

•	Adventure revenue grew by $4.8 million, or 9.9%, to $53.7 million, primarily due to increased yields on heli-ski trips at CMH.

•
Adventure Adjusted EBITDA improved by $3.3 million, or 15.7%, to $24.6 million, primarily due to the $4.8 million increase in Adventure revenue, partially offset by a $1.5 million increase in Adventure operating expenses. Excluding an unfavorable foreign currency adjustment of $1.0 million, Adventure operating expenses increased $0.5 million, or 2.1%, primarily due to higher variable expenses at CMH.

•	Overall, CMH Adjusted EBITDA increased $3.5 million while Alpine Aerotech Adjusted EBITDA decreased $0.1 million.

Real Estate Segment

•
Real Estate revenue decreased by $0.4 million, or 3.5%, to $9.6 million. Excluding IRCG, which was sold on January 29, 2016, Real Estate revenue increased by $1.1 million, or 12.3%, primarily due to higher occupancy and higher ADR at our Intrawest Hospitality Management properties.

•
Real Estate Adjusted EBITDA increased by 20.8%, to $4.0 million, primarily due to a $1.2 million decrease in Real Estate operating expenses, partially offset by a $0.4 million decrease in Real Estate revenue. Excluding IRCG, Real Estate Adjusted EBITDA grew by $1.0 million, or 33.7%.

Additional Company Matters
As announced on April 10, 2017, the Company has entered into a definitive agreement to be acquired by a newly-formed entity controlled by affiliates of the Aspen Skiing Company, L.L.C. (“Aspen”) and KSL Capital Partners, LLC (“KSL”). The Company has filed the merger agreement with the Securities and Exchange Commission (“SEC”) and plans to file Intrawest’s preliminary information statement shortly. The Company recommends that all stockholders of Intrawest read the materials related to the proposed merger transaction filed with the SEC, which are or will be available on both the SEC’s website at www.SEC.gov and Intrawest’s website at ir.intrawest.com.

Webcast and Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Thursday, May 4, 2017. Participants may access the live webcast by visiting the Company’s investor relations website at ir.intrawest.com. The call can also be accessed by dialing (855) 750-6787, or (631) 891-4304 for international participants.

The replay of the call will be available from approximately 12:00 p.m. Eastern Time on May 4, 2017 through midnight Eastern Time on May 18, 2017. To access the replay, the domestic dial-in number is (844) 512-2921, the international dial-in number is (412) 317-6671, and the passcode is 10002926. The archive of the webcast will be available on the Company’s website for a limited time.

About Intrawest Resorts Holdings, Inc.
Intrawest is a North American mountain resort and adventure company, delivering distinctive vacation and travel experiences to its customers for over three decades. The Company wholly owns and/or operates six four-season mountain resorts with approximately 8,000 skiable acres and over 1,100 acres of land available for real estate development. Intrawest’s mountain resorts are geographically diversified across most of North America’s major ski regions, including the Eastern United States, the Rocky Mountains, and Canada. The Company also operates an adventure travel business, the cornerstone of which is Canadian Mountain Holidays, a leading heli-skiing adventure company in North America. Additionally, the Company operates a comprehensive real estate business through which it manages condominium hotel properties and sells and markets residential real estate. Intrawest Resorts Holdings, Inc. common stock is traded on the New York Stock Exchange (NYSE: SNOW). For more information, visit www.intrawest.com.

Forward-Looking Statements
This press release includes “forward - looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “intend”, “expect”, “estimate”, “plan”, “outlook” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including risks associated with our pending acquisition by Hawk Holding Company, LLC (“Hawk”), a newly formed entity controlled by affiliates of the Aspen Skiing Company, L.L.C. and KSL Capital Partners, LLC, including but not limited to: uncertainty regarding the timing and ability to complete the acquisition; risks that the acquisition disrupts our current plans and operations including potential impairments to our relationships with customers and business partners and our ability to retain and motivate key personnel; the possibility that the acquisition is not consummated, including, but not limited to, due to the possibility that the parties may fail to obtain the necessary financing arrangements to consummate the acquisition and the failure to satisfy the closing conditions; the diversion of management’s attention from ongoing business operations and opportunities as a result of the acquisition; and the amount of acquisition-related costs, fees and expenses; weakness in general economic conditions; lack of adequate snowfall and unfavorable weather conditions; lack of access to adequate supplies of water to make snow and otherwise conduct our operations; adverse events that occur during our peak operating periods; our failure to achieve the expected benefits of our strategic alliance, real estate development, acquisition and other growth strategies; Steamboat Ski & Resort’s dependence on contracted direct air service; risks related to information technology; our potential failure to maintain the integrity of our customer or employee data; adverse consequences of ongoing legacy litigation or future legal claims; our ability to monetize real estate assets; a partial or complete loss of Alpine Helicopters Inc.’s services; the effects of climate change on our business operations; our ability to maintain effective internal control over financial reporting; risks of foreign currency fluctuations which could reduce the U.S. dollar value of our Canadian earnings; risks associated with the ownership of a majority of our outstanding common stock by entities managed or controlled by Fortress Investment Group, LLC (collectively “Fortress”), including potential sales of shares held by Fortress, governance rights in our stockholders’ agreement with Fortress and potential conflicts of interest; our leverage, which could adversely affect our ability to raise additional capital to support our growth strategy; our limited public float and therefore trading volume and other risks described under the caption “Risk Factors” in Part I - Item 1A., “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2016, filed with the Securities and Exchange Commission (“SEC”) on September 8, 2016, as amended by our Amendment to the Annual Report on Form 10-K/A filed with the SEC on November 3, 2016, and as may be revised in our future SEC filings. We operate in a competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this release may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Contact
Investor Relations
Intrawest Resorts Holdings, Inc.
(303) 749-8370
InvestorRelations@intrawest.com

INTRAWEST RESORTS HOLDINGS, INC.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Revenue	$334,892	$315,706	$536,533	$505,861
Operating expenses	162,981	157,909	380,965	378,231
Depreciation and amortization	14,450	15,264	43,840	44,802
Gain on sale of Intrawest Resort Club Group	—	(40,481)	—	(40,481)
(Gain) loss on disposal of assets	(1,637)	1,634	(498)	(693)
Income from operations	159,098	181,380	112,226	124,002
Interest expense, net	(8,880)	(9,860)	(27,727)	(28,478)
Earnings from equity method investments	6,990	5,401	9,776	4,019
Loss on extinguishment of debt	—	—	(820)	—
Other income (expense), net	351	(1,184)	569	4,026
Income before income taxes	157,559	175,737	94,024	103,569
Income tax expense	240	261	556	1,529
Net income	157,319	175,476	93,468	102,040
Income attributable to noncontrolling interest	1,042	1,006	292	1,918
Net income attributable to Intrawest Resorts Holdings, Inc.	$156,277	$174,470	$93,176	$100,122

Weighted average shares of common stock outstanding:
Basic	39,803	42,705	39,776	44,395
Diluted	41,101	42,735	40,714	44,423
Net income attributable to Intrawest Resorts Holdings, Inc. per share:
Basic	$3.93	$4.09	$2.34	$2.26
Diluted	$3.80	$4.08	$2.29	$2.25

Statement Concerning Non-GAAP Financial Measures
We use Adjusted EBITDA as a measure of our operating performance. Adjusted EBITDA is a supplemental non-GAAP financial measure.
Our board of directors and management team focus on Adjusted EBITDA as a key performance and compensation measure. Adjusted EBITDA assists us in comparing our performance over various reporting periods because it removes from our operating results the impact of items that our management believes do not reflect our core operating performance. The compensation committee of our board of directors will determine the annual variable compensation for certain members of our management team, based in part, on Adjusted EBITDA.
Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. There are limitations to using non-GAAP measures such as Adjusted EBITDA. Although we believe that Adjusted EBITDA can make an evaluation of our operating performance more consistent because it removes items that do not reflect our core operations, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA to compare the performance of those companies to our performance. Adjusted EBITDA should not be considered as a measure of the income generated by our business or discretionary cash available to us to invest in the growth of our business. Our management compensates for these limitations by reference to our GAAP results and using Adjusted EBITDA as a supplemental measure.
Mountain Segment (dollars in thousands except for Key Business Metrics)

	Three Months Ended March 31,		Change		Nine Months Ended March 31,		Change
	2017	2016	$	%	2017	2016	$	%
Skier Visits	2,861,546	2,792,782	68,764	2.5%	3,659,340	3,420,592	238,748	7.0%
Revenue per Visit	$94.40	$91.43	$2.97	3.2%	$97.87	$95.08	$2.79	2.9%
ETP	$49.97	$48.27	$1.70	3.5%	$50.17	$48.54	$1.63	3.4%
RevPAR	$121.87	$108.11	$13.76	12.7%	$82.63	$71.26	$11.37	16.0%
ADR	$188.78	$176.12	$12.66	7.2%	$171.01	$156.5	$14.51	9.3%

Mountain revenue:
Lift	$142,977	$134,813	$8,164	6.1%	$189,255	$170,754	$18,501	10.8%
Lodging	26,220	23,910	2,310	9.7%	57,187	50,776	6,411	12.6%
Ski School	23,439	22,775	664	2.9%	32,060	30,046	2,014	6.7%
Retail and Rental	30,987	29,581	1,406	4.8%	53,640	48,234	5,406	11.2%
Food and Beverage	32,797	30,792	2,005	6.5%	55,506	50,762	4,744	9.3%
Other	13,701	13,486	215	1.6%	35,514	33,979	1,535	4.5%
Total Mountain revenue	$270,121	$255,357	$14,764	5.8%	$423,162	$384,551	$38,611	10.0%
Mountain Adjusted EBITDA	$148,357	$136,704	$11,653	8.5%	$138,767	$110,781	$27,986	25.3%

Adventure Segment (dollars in thousands)

	Three Months Ended March 31,		Change		Nine Months Ended March 31,		Change
	2017	2016	$	%	2017	2016	$	%
Adventure revenue	$53,664	$48,835	$4,829	9.9%	$84,901	$85,465	$(564)	(0.7)%
Adventure Adjusted EBITDA	$24,592	$21,246	$3,346	15.7%	$23,870	$22,616	$1,254	5.5%

Real Estate Segment (dollars in thousands)

	Three Months Ended March 31,		Change		Nine Months Ended March 31,		Change
	2017	2016	$	%	2017	2016	$	%
Real Estate revenue	$9,620	$9,973	$(353)	(3.5)%	$26,124	$33,190	$(7,066)	(21.3)%
Real Estate Adjusted EBITDA	$4,041	$3,346	$695	20.8%	$7,508	$6,815	$693	10.2%

Total Segment Revenue and Adjusted EBITDA (dollars in thousands)

	Three Months Ended March 31,		Change		Nine Months Ended March 31,		Change
	2017	2016	$	%	2017	2016	$	%
Total segment revenue	$333,405	$314,165	$19,240	6.1%	$534,187	$503,206	$30,981	6.2%
Total Adjusted EBITDA	$176,990	$161,296	$15,694	9.7%	$170,145	$140,212	$29,933	21.3%

The following tables present segment revenue reconciled to consolidated revenue and net income (loss) attributable to the Company reconciled to Adjusted EBITDA and Adjusted EBITDA by segment (in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016
Revenue:
Mountain
Lift	$142,977	$134,813	$189,255	$170,754
Lodging	26,220	23,910	57,187	50,776
Ski School	23,439	22,775	32,060	30,046
Retail and Rental	30,987	29,581	53,640	48,234
Food and Beverage	32,797	30,792	55,506	50,762
Other	13,701	13,486	35,514	33,979
Total Mountain revenue	270,121	255,357	423,162	384,551
Adventure revenue	53,664	48,835	84,901	85,465
Real Estate revenue	9,620	9,973	26,124	33,190
Total segment revenue	333,405	314,165	534,187	503,206
Legacy, non-core and other revenue	1,487	1,541	2,346	2,655
Total revenue	$334,892	$315,706	$536,533	$505,861

Net income attributable to Intrawest Resorts Holdings, Inc.	$156,277	$174,470	$93,176	$100,122
Legacy and other non-core (income) expenses, net	(803)	16	814	4,458
Other operating expenses	5,131	2,601	10,179	5,153
Depreciation and amortization	14,450	15,264	43,840	44,802
Gain on sale of Intrawest Resort Club Group	—	(40,481)	—	(40,481)
(Gain) loss on disposal of assets	(1,637)	1,634	(498)	(693)
Interest income	(84)	(99)	(204)	(235)
Interest expense	8,964	10,208	27,931	30,639
Earnings from equity method investments	(6,990)	(5,401)	(9,776)	(4,019)
Loss on extinguishment of debt	—	—	820	—
Pro rata share of Adjusted EBITDA related to equity method investments	2,214	2,119	4,049	3,664
Adjusted EBITDA attributable to noncontrolling interest	(1,463)	(1,486)	(465)	(2,619)
Other (income) expense, net	(351)	1,184	(569)	(4,026)
Income tax expense	240	261	556	1,529
Income attributable to noncontrolling interest	1,042	1,006	292	1,918
Total Adjusted EBITDA	$176,990	$161,296	$170,145	$140,212

Mountain Adjusted EBITDA	$148,357	$136,704	$138,767	$110,781
Adventure Adjusted EBITDA	24,592	21,246	23,870	22,616
Real Estate Adjusted EBITDA	4,041	3,346	7,508	6,815
Total Adjusted EBITDA	$176,990	$161,296	$170,145	$140,212